================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A- 6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL PROCESSING, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

================================================================================

                           NATIONAL PROCESSING, INC.

                               ------------------

March 31, 1997

Dear Shareholder:

  You are invited to attend the first Annual Meeting of Shareholders of National Processing, Inc., which will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Tuesday, May 13, 1997, commencing at 11:00 a.m., EASTERN DAYLIGHT TIME.

  The primary business of the meeting will be the election of four Class I directors and the approval of the selection of Ernst & Young LLP as independent auditors for 1997, and to transact such other business as may properly come before the meeting.

  The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report on Form 10-K for the year 1996 is also enclosed. We shall report to you at the meeting on the business and affairs of National Processing, Inc.

  Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person; but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with National Processing, Inc., the mailing address of the executive offices is: National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Sincerely,
/s/ Robert Showalter
ROBERT E. SHOWALTER
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of
NATIONAL PROCESSING, INC.

  The first Annual Meeting of Shareholders of National Processing, Inc. will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Tuesday, May 13, 1997, at 11:00 a.m., EASTERN DAYLIGHT TIME, for the purpose of considering and voting upon the following matters:

        1. The election of four Class I directors;

        2. The approval of the selection of independent auditors for 1997; and

        3. The transaction of such other business as may properly come before the meeting.

  Shareholders of record on March 28, 1997, are entitled to receive notice of and to vote at the meeting. A list of the shareholders will be available at the meeting and for the 10 days preceding the meeting at the offices of National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 and National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114-3484.

  All Shareholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to National Processing, Inc. If you attend the meeting and vote in person, your vote will supersede your proxy.

  Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

/s/ Louis C. Parker, III
LOUIS C. PARKER, III
Secretary

March 31, 1997

PROXY STATEMENT

MARCH 31, 1997

SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Processing, Inc. ("National Processing") of the accompanying proxy to be used at the first Annual Meeting of Shareholders of National Processing (the "Annual Meeting"), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National Processing's Common Stock ("National Processing Common"). The Annual Meeting will be held on Tuesday, May 13, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted as set forth therein. Any proxy may be revoked by the person giving it at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of National Processing of a revocation, or by such person appearing at the meeting and electing to vote in person.

INFORMATION AS TO VOTING SECURITIES

  The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. On the record date, National Processing had 50,575,000 shares of National Processing Common outstanding.

BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors of National Processing has responsibility for establishing broad corporate policies and for overall performance of National Processing. However, it is not involved in the day-to-day operating details of National Processing's business. Members of the Board are kept informed of National Processing's business through various documents and reports provided by the Chairman and other officers of National Processing and by participating in Board and committee meetings. All directors have access to all books, records, and reports of National Processing; and members of management are available at all times to answer their questions.

  In 1996, the Board of Directors of National Processing held two meetings. Average attendance by directors at those meetings was 100%, and all directors attended 75% or more of the meetings of the Board of Directors. The board committees did not meet during 1996.

  The Board of Directors of National Processing has established two permanent committees comprised of directors who are appointed annually to those committees. The principal committees are the Audit Committee and the Compensation Committee, each of which is described below. The members of each of those committees are identified in the biographical material of the nominees for election of Directors beginning at page 7.

  THE AUDIT COMMITTEE. The Audit Committee will meet at least semiannually but did not meet during 1996. National Processing became a publicly held corporation on August 9, 1996. The Audit Committee is comprised of directors who are independent of the management of National Processing and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National Processing and any subsidiary is carried out by the Audit Committee with the assistance of the general auditor of National City Corporation ("National City"), which owns approximately 85% of the National Processing Common outstanding, and the independent auditors. The Audit Committee will provide assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting and reporting practices of National Processing, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee will maintain free and open communications among the directors, the independent auditors, the general auditor, and the management of National Processing.

  THE COMPENSATION COMMITTEE. The Compensation Committee will meet on the call of the Chairman and did not meet during 1996. National Processing became a publicly held corporation on August 9, 1996. The Compensation Committee is comprised of directors who are independent of the management of National Processing. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National Processing and its subsidiaries and makes recommendations to the Board of Directors on matters relating to succession and organization of senior executive management. Under the terms of each of the National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc. Non-Employee Directors Stock Option Plan, the Compensation Committee is authorized to grant share option rights and share appreciation rights to officers and employees of National Processing and its subsidiaries. The Compensation Committee also determines participants for the National City Processing Company Long-Term Incentive Compensation Plan for Senior Officers and sets the awards granted pursuant to the National City Processing Company Short-Term Incentive Compensation Plan for Senior Officers.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors of National Processing who are not officers of National City, National Processing or any of their subsidiaries ("Outside Directors"), receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the Board, and each committee thereof, which they attend. The yearly retainer is $12,000. The fee for attendance at any Board meeting or any committee meeting is $1,000.

  In addition, the three Outside Directors each received non-qualified stock options to purchase 25,000 shares of National Processing Common at 100% of the market value as of the day of his respective election to the Board, pursuant to the Non-Employee Directors Stock Option Plan. Mr. Hayunga, a non-employee director at the time of the initial public offering, received non-qualified options to purchase 50,000 shares of National Processing Common at the initial public offering price.

SHAREHOLDER ACTION

1.  ELECTION OF DIRECTORS -- NATIONAL PROCESSING.

  The Board of Directors is comprised of eight individuals who are classified as either Class I or Class II directors. The Class I directors' term of office shall expire at the Annual Meeting, and until their respective successors are duly elected and have been qualified. The Class II directors' term of office shall expire at the 1998 Annual Meeting of Shareholders and until their respective successors are duly elected and have been qualified. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the Class I nominees listed as directors, whose number is four. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

  The Class II directors and the four nominees for election to the Board of Directors as Class I directors are identified on pages 7 through 9. All of the nominees are presently directors of National Processing. All of the incumbent members of the Board of Directors were elected to the Board of Directors during 1996 with the exception of Mr. Showalter, who was elected to the Board on March 12, 1997. The following material contains biographical information concerning each director and nominee, including recent employment, positions with National Processing, other directorships, age, and the number of shares of National Processing Common beneficially owned, all as of March 31, 1997. Unless otherwise indicated, the directors and nominees have sole voting and investment power with respect to National Processing's securities shown to be owned by each. (See Beneficial Ownership at page 10).

CLASS I NOMINEES FOR ELECTION AS DIRECTORS

Bell Photo            JAMES R. BELL, III, President and Chief Executive Officer of National
                      City Bank of Kentucky, a commercial bank, since 1996. Vice Chairman of
                      National City Bank of Kentucky from 1995 to 1996 and Executive Vice
                      President from 1994 to 1995. Senior Vice President of National City Bank
                      from 1991 to 1993. Director of National Processing since 1996. Age: 40.
                      Shares of National Processing Common owned: 3,030.

Gonzalez-Baz Photo    AURELIANO GONZALEZ-BAZ, Partner in Bryan Gonzalez Vargas y Gonzalez-Baz,
                      a full service law firm, since 1974. Director of National Processing since 1996. Chairman of the Audit Committee and Member of the
                      Compensation Committee. Age: 49. Shares of National Processing Common
                      owned: 0.

Heller, Jr. Photo     PRESTON B. HELLER, JR., Retired as Chairman, Chief Executive Officer and
                      President of Pioneer-Standard Electronics, Inc., an industrial distributor of electronics and computer products, during 1996. Prior to that time he served as Chairman and Chief Executive Officer from 1992 to
                      1995. Director of Pioneer-Standard Electronics, Inc. Director of National
                      Processing since 1996. Member of the Audit and Compensation committees.
                      Age: 67. Shares of National Processing Common owned: 4,500.

Siefers Photo         ROBERT G. SIEFERS, Executive Vice President and Chief Financial Officer
                      of National City, a diversified financial services company, since 1991.
                      Director of National Processing since 1996. Age: 51. Shares of National
                      Processing Common owned: 10,000.

VOTE BY SHAREHOLDERS

  The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

  THE BOARD OF DIRECTORS OF NATIONAL PROCESSING RECOMMENDS A VOTE FOR THE SLATE OF DIRECTOR NOMINEES.

CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1998 ANNUAL SHAREHOLDERS MEETING.

Cotsakos Photo        CHRISTOS M. COTSAKOS, President and Chief Executive Officer of E*TRADE
                      Group, Inc., an electronic commerce company, since 1996. Prior to that time, served as President and Co-Chief Executive Officer of A. C.
                      Nielsen, Inc. from 1992 to 1995. Director of National Processing since
                      1996. Chairman of the Compensation Committee and Member of the Audit
                      Committee. Age: 48. Shares of National Processing Common owned: 11,000

Hayunga Photo         DELROY R. HAYUNGA, President and Chief Executive Officer of Stored Value
                      Systems, Inc., a developer of smart card technology and stored value systems (a subsidiary of National City), since 1995. President and Chief
                      Executive Officer of National City Processing Company (now known as
                      National Processing Company) from 1991 to 1995. Director of National
                      Processing since 1996. Age: 53. Shares of National Processing Common owned: 6,060.

Robertson Photo       WILLIAM R. ROBERTSON, Chairman of the Board of National Processing, Inc.,
                      since 1996. President of National City, a diversified financial services company, since 1995. Deputy Chairman of National City from 1991 to 1994.
                      Director of National Processing since 1996. Age: 55. Shares of National
                      Processing Common owned: 5,000.

Showalter Photo       ROBERT E. SHOWALTER, President and Chief Executive Officer of National
                      Processing since March 1997. President and Chief Executive Officer of
                      National City Bank, Northeast from 1995 to 1997 and President and Chief
                      Executive Officer of National City Bank, Northwest from 1991 to 1995.
                      Director of National Processing since 1997. Age: 60. Shares of National
                      Processing Common owned: 11,000.

BENEFICIAL OWNERSHIP

  As of March 31, 1997, National Processing had one class of equity security outstanding, National Processing Common without par value.

  Beneficial ownership of National Processing's outstanding equity security, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National Processing's equity securities.

  As of March 31, 1997, to the knowledge of National Processing, no person or firm, other than National City, beneficially owned more than 5% of National Processing Common outstanding on that date. National City owned 43,100,000 shares of National Processing Common, which constituted 85.2% of the outstanding National Processing Common on that date. As of March 31, 1997, no individual director, nominee, or officer beneficially owned more than 5% of National Processing Common outstanding. For purpose of this disclosure, the amount of outstanding National Processing Common is the aggregate number of shares of National Processing Common actually outstanding on such date plus an amount equal to the aggregate amount of National Processing Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National Processing Common includes, as of such date, those shares which could have been acquired by the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under federal securities law, National Processing's directors, certain officers, and persons holding more than 10% of any class of National Processing's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National Processing's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National Processing is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National Processing's knowledge, based solely on the review of copies of reports furnished to National Processing by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1996, all of National Processing's directors and officers satisfied such filing requirements in full except for Aureliano Gonzalez-Baz, Christos M. Cotsakos and Preston B. Heller, Jr., who each filed one late Form 3 after having been elected a director during 1996. Jim Cate also filed a late Form 3 after having been elected senior vice president and chief financial officer during January 1997.

  The following table sets forth the beneficial security ownership of (a) each director and nominee of National Processing; (b) the chief executive officer and the four other most highly compensated executive officers of National Processing; and (c) all directors and executive officers of National Processing as a Group, as of March 31, 1997 (including shares that such individuals could have acquired by the exercise of options within 60 days):
--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                        AMOUNT OF
                                                         SHARES        PERCENT
                                                       BENEFICIALLY      OF
  TITLE OF CLASS         NAME OF BENEFICIAL OWNER         OWNED         CLASS
------------------------------------------------------------------------------
Common Stock           Richard A. Alston                     500            *
Common Stock           James R. Bell, III                  3,030            *
Common Stock           Christos M. Cotsakos               11,000            *
Common Stock           Aureliano Gonzalez-Baz                  0            *
Common Stock           Delroy R. Hayunga                   6,060            *
Common Stock           Preston B. Heller, Jr.              4,500            *
Common Stock           Tony G. Holcombe                   10,000            *
Common Stock           Robert E. Johnson                   5,000            *
Common Stock           Kurt S. Knipp                           0            *
Common Stock           William R. Robertson                5,000            *
Common Stock           Robert E. Showalter                11,000            *
Common Stock           Robert G. Siefers                  10,000            *
Common Stock           Thomas A. Wimsett                   7,700            *
Common Stock           David R. Zook                       4,150            *
Common Stock           Directors and Executive
                         Officers of National
                         Processing as a Group            87,940            *
------------------------------------------------------------------------------

* The percent of National Processing Common beneficially owned is less than 1%.

2.  SELECTION OF INDEPENDENT AUDITORS -- NATIONAL PROCESSING.

  The Board of Directors of National Processing believes it appropriate to submit for action by the shareholders of National Processing the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National Processing for the year 1997. This firm and its predecessors have served as independent auditors for National Processing Company, a subsidiary of National Processing, since 1993. In the opinion of the Board of Directors of National Processing, the reputation, qualifications, and experience of the firm make appropriate its appointment for 1997. A representative of the firm is expected to be present at the Annual Meeting of National Processing, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE BY SHAREHOLDERS

  The proposal requires for its adoption the affirmative vote of the majority of votes cast in person or by proxy at the meeting.

  THE BOARD OF DIRECTORS OF NATIONAL PROCESSING RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF COMPENSATION COMMITTEE

  National Processing believes that its shareholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission's proxy rules on executive compensation.

  The information provided is intended to enable shareholders to fully understand the cash, performance-based and equity-based compensation programs for executives. National Processing welcomes shareholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Corporate Secretary, National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

COMPENSATION PHILOSOPHY

  National Processing is committed to aligning compensation strategies with overall business objectives. The performance of National Processing's employees is key to delivering the types of products and services that will result in returned value to shareholders. National Processing will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National Processing's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions.

EXECUTIVE COMPENSATION PRINCIPLES

  National Processing believes that executive compensation should be dependent on the attainment of aggressive business goals, and the integration and implementation of annual and strategic planning. Above-average executive compensation levels can only be attained by meeting corporate and individual goals.

  The cornerstone of the executive compensation programs of National Processing is based on the following guiding principles.

  The program:

        Focuses on total compensation in determining overall and individual competitiveness;

        Provides rewards for long-term strategic management and promotes a concept of equity ownership as a reinforcement of corporate success and attention to shareholder values;

        Places significant pay at risk based on the attainment of both corporate and individual performance goals; and

        Attracts and retains key executives critical to the long-term success of National Processing.

        National Processing believes that it is in the best interest of shareholders to retain as much flexibility as possible, now and in the future, with respect to the design and payment of compensation to its executive officers. National Processing does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National Processing's compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National Processing established by Section 162(m).

EQUITY-BASED REWARDS

  National Processing is committed to ensuring that the shareholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance.

  Stock Options are an important component of total compensation and provide a long-term incentive to participants to align performance with shareholder interests. Stock options are awarded to employees based on their performance and contributions. Broad guidelines are used to award the stock options, with above-average awards linked to above-average individual performance and long-term potential.

  The National Processing, Inc. 1996 Stock Option Plan provides for an additional stock option grant (an "Additional Option") when the employee has used previously owned National Processing Common to pay the exercise price of an original option grant (a swap transaction). The additional option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination date of the option that originally had the additional option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is NOT provided upon exercise of an Additional Option. This feature supports National Processing's focus on increased equity ownership.

CASH-BASED REWARDS

  National Processing believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of National Processing division and individual goals. In addition, the chief executive officer's cash compensation is also dependent on the performance of National City.

  National Processing establishes a salary range for each executive officer that is determined by an evaluation of job criteria. National Processing's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National Processing's range structure based on performance, experience, and long-term potential.

  THE NATIONAL CITY PROCESSING COMPANY SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS allows for rewards to be based on the achievement of individual performance goals, National Processing's results and, for the Chief Executive Officer, National City's financial results. Awards under this plan are a percent of base pay and can range from 0% to 70% for the chief executive officer, 0% to 55% for the executive vice presidents, 0% to 40% for senior vice presidents, and 0% to 20% for vice presidents of National Processing or its major subsidiaries.

  THE NATIONAL CITY PROCESSING COMPANY LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to shareholders by linking the compensation of key executives to the overall profitability and success of National Processing. Awards are based on National Processing's compound growth rate in earnings over a three-year plan cycle. Awards are paid at the completion of each plan cycle and can range from 30% to 60% for the chief executive officer and 20% to 40% for executive officers of National Processing or its major subsidiaries. The incentive award is computed based on the executive's average annual salary during each plan cycle. The first potential award will be paid upon completion of the 1995-1997 plan cycle.

SUMMARY

  National Processing's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National Processing. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of aggressive business goals is used as measurement criteria. National Processing will continue to build on programs that tie total compensation to National Processing's success.

THE COMPENSATION COMMITTEE'S REVIEW OF CEO COMPENSATION

  National Processing's executive compensation program is based on National Processing's, National City's, and the individual's performance and places a significant portion of an executive's compensation at risk if these goals are not attained. In addition, the program rewards long-term strategic management by using compensation vehicles that promote equity ownership and emphasize attention to shareholder value.

  Tony Holcombe served as President and Chief Executive Officer of National City Processing Company (now National Processing Company) from January to July 1995 and President and Chief Executive Officer of National Processing from August 1995 to March 1997. His compensation plan included base salary, short- and long-term bonuses and stock options. Mr. Holcombe received a base salary of $233,333 plus a bonus of $148,050 for 1996. The National City Processing Company Short-Term Incentive Compensation Plan award for Mr. Holcombe is performance-based and is comprised of two components; National Processing's performance compared to established standards of net income growth (which comprised 60% of the award); and (2) National City's relative performance against a peer group of financial institutions, (which comprised the other 40%).

  The National City Processing Company Long-Term Incentive Compensation Plan focuses on providing superior returns for shareholders of National Processing. Payments under the plan are based on National Processing's attainment of established performance standards for annual compound growth rates over three years. Payments are made at the end of each three-year period, the first of which began on January 1, 1995. The first potential payment under the plan, if performance goals are met, will be for the plan cycle completed in 1997.

  The purpose of the National Processing, Inc. 1996 Stock Option Plan is to enable National Processing to attract, compensate, and retain officers and other key employees and provide them with appropriate employment incentives and rewards for superior performance by encouraging capital accumulation and stock ownership. Mr. Holcombe received options to purchase 200,000 shares of Common Stock with an exercise price of $16.50.

  Mr. Holcombe resigned his position during March 1997 and was succeeded as President and Chief Executive Officer by Robert E. Showalter. Mr. Showalter's compensation plan includes base pay, short- and long-term bonuses and stock options. Mr. Showalter will receive base pay of $300,000 and pursuant to the National Processing, Inc. 1996 Stock Option Plan, he received options to purchase 200,000 shares of National Processing Common. He participates in the National City Savings and Investment Plan, the National City Executive Savings Plan, the National City Short-Term Incentive Compensation Plan for Senior Officers, the National City Long-Term Incentive Compensation Plan for Senior Officers, and the National City Supplemental Executive Retirement Plan. Mr. Showalter is eligible to receive options to purchase shares of National City common stock.

COMPENSATION COMMITTEE
CHRISTOS M. COTSAKOS, CHAIRMAN
AURELIANO GONZALEZ-BAZ
PRESTON B. HELLER, JR.

                         STOCKHOLDER RETURN PERFORMANCE

  Set forth below is a line graph comparing the total shareholder return (stock price change plus dividends) of National Processing Common from August 9, 1996 through February 26, 1997 with that of the Standard & Poor's 500 Index (the "S&P 500 Index") and the Standard & Poor's Computer Software and Services Index (the "S&P Computer and Software and Services Index"). The graph assumes that the value of the investment in National Processing Common and each index was $100 on August 9, 1996 and that all dividends, if any, were reinvested. The initial public offering of National Processing Common occurred on August 9, 1996, and that the initial offering price of $16.50 was used as the beginning price for National Processing Common's price on the performance graph. National Processing also notes that the initial offering price of $16.50 is different from National Processing Common's initial trading price of $19.00.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                 S&P COMPUTER
                                                 SOFTWARE AND
      MEASUREMENT PERIOD           NATIONAL        SERVICES
    (FISCAL YEAR COVERED)         PROCESSING         INDEX       S&P 500 INDEX
8/9/96                                     100             100             100
8/30/96                                    104              95              98
9/30/96                                    119             105             104
10/31/96                                   116             107             108
11/29/96                                   109             117             115
12/31/96                                    97             111             112
1/31/97                                     70             124             120
2/26/97                                     72             123             123

  On February 26, 1997, the total shareholder return on National Processing Common had decreased from August 9, 1996 (using the initial offering price of $16.50) by 28.0%, compared with increases in the total returns on the S&P 500 Index and the S&P Computer Software and Services Index of 23.1% and 23.5%, respectively.

REVIEW OF COMPANY PERFORMANCE

  National Processing's 1996 net income was $31.4 million, compared with $25.8 million in 1995 and $19.3 million in 1994. Revenues totaled $373.7 million in 1996 versus $339.3 million in 1995 and $319.5 million in 1994.

  A significant portion of National Processing's revenues result from long-term customer relationships. National Processing estimates that the average tenure of its relationship with its 50 largest customers has been approximately 10 years.

  National Processing strives for ongoing reduction in costs. For example, an important contributor to National Processing's cost structure has been the use of low-cost international labor markets. National Processing established its initial presence internationally with the opening of a processing facility in Juarez, Mexico in 1988. Over time, the Juarez operations have become increasingly significant to National Processing, representing approximately 37% of National Processing's employees as of December 31, 1996.

                       REMUNERATION OF EXECUTIVE OFFICERS
            AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL PROCESSING

EXECUTIVE COMPENSATION

  (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1996 by (i) Tony G. Holcombe, the chief executive officer and (ii) the four other most highly compensated executive officers of National Processing and its subsidiaries.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                               ----------------------------------------
                                                                                        AWARDS
                                            ANNUAL COMPENSATION                -------------------------
                                -------------------------------------------    RESTRICTED     SECURITIES      PAYOUTS
                                                                    OTHER        STOCK        UNDERLYING     ----------
     NAME AND PRINCIPAL                                BONUS        ANNUAL      AWARD(S)       OPTIONS/         LTIP
          POSITION              YEAR     SALARY($)     ($)(1)      COMP($)        ($)         SARS(#)(2)     PAYOUTS($)
------------------------------------------------------------------------------------------------------------------
Tony G. Holcombe(5)              1996    $233,333     $148,050        $0           $0           200,000          $0
President and                    1995    $225,000     $138,600        $0           $0            10,000          $0
Chief Executive Officer          1994    $163,666     $100,000        $0           $0             5,000          $0

Richard A. Alston(5)             1996    $152,500     $ 84,700        $0           $0           100,000          $0
Executive Vice President         1995    $142,304     $ 72,800        $0           $0             5,000          $0
                                 1994          --           --        $0           $0                 0          $0

Robert E. Johnson                1996    $165,667     $ 71,638        $0           $0           100,000          $0
Executive Vice President         1995    $157,500     $ 70,200        $0           $0             4,000          $0
                                 1994    $138,999     $ 35,000        $0           $0             4,300          $0

Thomas A. Wimsett                1996    $152,500     $ 84,700        $0           $0           100,000          $0
Executive Vice President         1995    $103,833     $ 58,000        $0           $0             3,500          $0
                                 1994    $ 82,492     $ 24,300        $0           $0             2,900          $0

David R. Zook                    1996    $187,998     $110,000        $0           $0           100,000          $0
Executive Vice President         1995    $157,500     $190,000        $0           $0             7,000          $0
                                 1994    $138,291     $ 32,000        $0           $0             5,000          $0


                                 ALL
                                OTHER
     NAME AND PRINCIPAL         COMP
          POSITION            ($)(3)(4)
----------------------------
Tony G. Holcombe(5)            $24,753
President and                  $21,064
Chief Executive Officer        $16,059
Richard A. Alston(5)           $ 6,471
Executive Vice President       $64,852
                               $     0
Robert E. Johnson              $21,551
Executive Vice President       $19,708
                               $17,992
Thomas A. Wimsett              $11,938
Executive Vice President       $17,413
                               $ 5,342
David R. Zook                  $18,551
Executive Vice President       $66,633
                               $13,080

--------------------------------------------------------------------------------

(1) During 1995, $130,000 was paid to David R. Zook for a retention bonus pursuant to a prior agreement.

(2) For years ended 1994 and 1995, the Securities Underlying Options/SARs pertain to options to purchase shares of National City Common Stock and not National Processing Common.

(3) All Other Compensation includes the Executive Savings Plan (see page 22) and the Savings and Investment Plan (see page 21) matching and profit-sharing components together with premiums paid by National Processing in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1996, each of the named executive officers were credited with the following matching and profit-sharing amount under the Savings and Investment Plan; Tony G. Holcombe, $8,998; Richard A. Alston $6,109; Robert E. Johnson, $9,066; Thomas A. Wimsett, $8,374; David R. Zook, $9,038. The named executive officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1996; Tony G. Holcombe, $11,669; Richard A. Alston, $362; Robert E. Johnson, $5,517; Thomas A. Wimsett, $3,564; David R. Zook, $5,659. All other compensation also includes the following amounts equal to the full dollar value of the remainder of the premiums paid by National Processing in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1996, respectively, as applicable: Tony G. Holcombe, $4,086; Richard A. Alston, $0; Robert E. Johnson , $6,968; Thomas A. Wimsett, $0; David R. Zook, $3,884. The premiums paid by National Processing in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National Processing upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

(4) During 1995, the following compensation is included: $64,852 to Richard A. Alston; $10,000 to Thomas A. Wimsett for a signing bonus; $50,000 to David
    R. Zook for a signing bonus.

(5) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March 1997 and is succeeded by Robert E. Showalter. Richard A. Alston resigned as Executive Vice President during March 1997. No successor has been named.
--------------------------------------------------------------------------------

  (b) OPTIONS. The following table provides information on options granted in fiscal year 1996 to the Named Executive Officers.
--------------------------------------------------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                         ----------------------------------------------------------------
                           NUMBER OF         % OF TOTAL
                          SECURITIES        OPTIONS/SARS
                          UNDERLYING         GRANTED TO       EXERCISE OR                      GRANT DATE
                         OPTIONS/SARS       EMPLOYEES IN       BASE PRICE      EXPIRATION        PRESENT
        NAME             GRANTED(#)(1)     FISCAL YEAR(2)        ($/SH)           DATE         VALUE($)(3)
-----------------------------------------------------------------------------------------------------------
Tony G. Holcombe.....    200,000...          9.1%                $16.50          8/13/06         1,794,000
Richard A. Alston....    100,000...          4.6%                 16.50          8/13/06           897,000
Robert E. Johnson....    100,000...          4.6%                 16.50          8/13/06           897,000
Thomas A. Wimsett....    100,000...          4.6%                 16.50          8/13/06           897,000
David R. Zook........    100,000...          4.6%                 16.50          8/13/06           897,000

--------------------------------------------------------------------------------

(1) Options are non-qualified stock options. Subject to the named individual remaining in the continuous employment of National Processing, the options become exercisable 33% annually beginning one year from the date of grant and expire not later than 10 years from the date of grant.

(2) National Processing granted options representing 2,187,500 shares to employees during 1996.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .412, (ii) an expected dividend yield of 0%,
    (iii) a risk-free interest rate at the date of grant of 6.54%, (iv) an expected option life of 7 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National Processing Common through the date of exercise. Such an increase would benefit all shareholders.

--------------------------------------------------------------------------------

  The following table sets forth the National City stock options exercised by each of the Named Executive Officers during the calendar year 1996 and the December 31, 1996 value of all unexercised options for National City common stock held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                NUMBER OF
                                                               SECURITIES           VALUE OF
                                                               UNDERLYING         UNEXERCISED
                                                               UNEXERCISED        IN-THE-MONEY
                                                              OPTIONS/SARS        OPTIONS/SARS
                                                               AT 12/31/96       AT 12/31/96(3)
                             SHARES                           -------------     ----------------
                           ACQUIRED ON         VALUE          EXERCISABLE/        EXERCISABLE/
          NAME             EXERCISE(#)     REALIZED($)(1)     UNEXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------
Tony G. Holcombe........           0          $      0           0/200,000 (2)  $              0/0(2)
                              17,800          $235,602         4,999/5,001      $ 74,985/$75,015
Richard A. Alston.......           0          $      0           0/100,000 (2)  $              0/0(2)
                               2,499          $ 12,807             0/2,501      $       0/$37,515
Robert E. Johnson.......           0          $      0           0/100,000 (2)  $              0/0(2)
                              12,800          $252,362        12,299/2,001      $237,607/$30,015
Thomas A. Wimsett.......           0          $      0           0/100,000 (2)  $              0/0(2)
                                   0          $      0         4,649/1,751      $ 79,522/$26,265
David R. Zook...........           0          $      0           0/100,000 (2)  $              0/0(2)
                              10,400          $123,856         3,499/3,501      $ 52,485/$52,515

--------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of National City common stock on the date of exercise.

(2) The number and value of Exercisable/Unexercisable options pertain to options to purchase shares of National Processing Common and not National City common stock. As of December 31, 1996, the exercise price of all of the options exceeded the December 31, 1996 closing market price of National Processing Common of $16.00

(3) The "Value of Unexercised In-The-Money Options/SARs at 12/31/96" is equal to the difference between the option/SAR exercise price and National City common stock's closing price on December 31, 1996 of $44.875.
--------------------------------------------------------------------------------

  The following table provides information on the awards of long-term incentive plan participation during the year 1996.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERFORMANCE                      NON-STOCK
                            NUMBER OF              OR OTHER                  PRICE-BASED PLANS(3)
                          SHARES, UNITS          PERIOD UNTIL         -----------------------------------
                             OR OTHER            MATURATION OR        THRESHOLD      TARGET      MAXIMUM
        NAME               RIGHTS(#)(1)            PAYOUT(2)             ($)          ($)          ($)
---------------------------------------------------------------------------------------------------------
Tony G. Holcombe.....          N/A             December 31, 1999        77,236        77,236     154,473
Richard A. Alston....          N/A             December 31, 1999        33,653        33,653      67,306
Robert E. Johnson....          N/A             December 31, 1999        36,558        36,558      73,117
Thomas A. Wimsett....          N/A             December 31, 1999        33,653        33,653      67,306
David R. Zook........          N/A             December 31, 1999        39,207        39,207      78,413

--------------------------------------------------------------------------------

(1) The National City Processing Company Long-Term Incentive Compensation Plan for Senior Officers ("LTIP") grants cash awards based on a percentage of the individual's base pay. No shares or other rights are granted. (See page 22)

(2) The LTIP is based on a three-year cycle starting 1/1/97 and ending 12/31/99. Messrs. Johnson, Wimsett and Zook were each awarded the opportunity to participate in the next three-year cycle. Payouts occur only at the end of the cycle. (See page 22)

(3) The payout is based on National Processing's compound growth rate in earnings over a three-year period. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant. (See page 22)
--------------------------------------------------------------------------------

  The value of benefits paid or furnished by National Processing in 1996 to executive officers, other than those included in the preceding table, are less than the amounts required to be disclosed pursuant to the Exchange Act.

DESCRIPTION OF NATIONAL PROCESSING'S COMPENSATION AND BENEFIT PLANS

  SAVINGS PLAN. National Processing participates in the National City Savings and Investment Plan (the "Savings Plan"). The Savings Plan is a qualified salary reduction profit-sharing plan within the meaning of Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one year of continuous service, is 21 years of age or older and has completed 1,000 hours of service) of National Processing and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the "Trust") for their accounts and to reduce their compensation by an equal amount. Contributions may be directed in any whole percentage between 1% and 10% of the employee's base compensation. The employers also make contributions to the Trust ("Matching Employer Contributions") in an amount equal to the Matching Employer Contribution percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 100% of the first 3% of the employee's pay contributed as a

Before-Tax Contribution, plus 50% of the next 4% of the employee's pay similarly contributed as a Before-Tax Contribution, with no further Matching Employer Contribution for any additional pay contributed as a Before-Tax Contribution). Amounts contributed pursuant to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

  The Savings Plan has a profit-sharing feature based upon National City's profitability, as measured by the percentage return on common equity ("ROE") from year to year. The profit-sharing contribution is in addition to the regular Matching Employer Contributions described above. The additional amount of this profit-sharing contribution in any year depends on National City's ROE for that year and ranges, in five-cent increments from no additional contribution, if a minimum ROE of 12% is not attained, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for the year if National City's ROE is equal to or greater than 18.5%. In 1996, National City's ROE was 17.69%, which resulted in National City contributing 40 cents for each $1.00 of an individual's Before-Tax Contribution as a profit-sharing contribution for the year 1996.

  EXECUTIVE PLAN. National Processing participates in the National City Executive Savings Plan (the "Executive Plan"). The Executive Plan is a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which, by reason of an individual's annual compensation, would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

  Participants in the Executive Plan are limited to those key officers of National Processing or its subsidiaries who may be designated from time to time by the Compensation Committee of the Board of Directors. The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National Processing. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

  Directors of National Processing or its subsidiaries who are not also employees of National Processing, National City or any of their subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

  LONG-TERM PLAN. The National City Processing Company Long-Term Incentive Compensation Plan (the "Long-Term Plan") for Senior Officers focuses on maximizing returns to shareholders and promotes the long-term profitability and success of National Processing by providing an incentive to those key executives who are primarily responsible for such profitability and success.

  The Long-Term Plan is administered by the Compensation Committee. Awards are based on the earnings of National Processing over a three-year cycle commencing on January 1 of each fiscal year. Each new fiscal year begins a new three-year cycle. Participants may receive either a target or maximum award expressed as a percentage of base salary and determined by the compound growth rate in the earnings of National Processing. Under the Long-Term Plan, a participant shall receive the target award if National Processing has attained a compound growth rate in earnings of 10% or the maximum award if the compound growth rate of 15% is attained. If the compound growth rate in earnings of National Processing is greater than 10% but less than 15%, the award shall be pro-rated.

  The awards can range up to 60% of an individual participant's average annual base salary during the cycle for the chief executive officer of National Processing and up to a lesser percentage for other senior executive officers selected to participate in the Long-Term Plan.

  Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of the cash award, awards are not funded, but simply remain contractual liabilities of National Processing and are subject to payment upon the recipient's termination of employment with National Processing or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested in the funds described in the Savings Plan or as directed by the recipient from time to time in the equivalent of a savings account and are subject to the gains or losses on those investments.

  In the event of a change in control of National Processing, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control. National Processing's compound growth rate during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36. In adopting this plan, it was felt this termination was appropriate in that those individuals previously charged with providing superior total returns to the shareholders of National Processing would no longer be in the same position to guide the affairs of National Processing as they were prior to the event constituting a change in control and, furthermore, following such a change in control, no further performance comparisons could be made.

  Directors of National Processing or its subsidiaries who are not also employees of National Processing or its subsidiaries are not eligible to participate in the Long-Term Plan.

  SHORT-TERM PLAN. The National City Processing Company Short-Term Incentive Compensation Plan for Senior Officers (the "Short-Term Plan") focuses on the short-term goals achieved by the individual participant, National Processing's results and in some cases, National City's financial results. Under this plan, awards can be granted to any senior officer of National Processing, or to other officers of National Processing or its subsidiaries as may be designated from time to time by the Compensation Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 70% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

  Amounts awarded under the Short-Term Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of the cash award, awards are not funded, but simply remain contractual liabilities of National Processing and are subject to payment upon the recipient's termination of employment with National Processing and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account and are subject to the gains or losses on those investments.

  In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control, the maximum benefit the participant is entitled to receive under the Short-Term Plan.

  STOCK OPTION PLANS. The National Processing, Inc. 1996 Stock Option Plan (the "Option Plan") generally provides for the granting of options to purchase shares of National Processing Common. The options are non-qualified options which are not intended to qualify as Incentive Stock Options under Section 422 of the Code. The Option Plan provides for the granting of Appreciation Rights, but only in tandem with stock options previously granted or contemporaneously being granted. Under the Option Plan, no options may be granted at less than 100% of the market value of National Processing Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

  AGREEMENTS WITH EXECUTIVES. Certain key executives have employment agreements (the "Employment Agreements") with National Processing Company ("NPC"), a subsidiary of National Processing. Each of the Employment Agreements provides for a minimum annual base salary that does not differ materially from the amounts shown as salary in the Summary Compensation Table on page 18. The Employment Agreements generally provide that if such Executive Officer is terminated for any reason other than his violation of the contract an amount equal to his base pay will be paid in monthly installments, for either one or two years after his termination, depending on the position he holds. Pursuant to each of their Employment Agreements, Mr. Holcombe will receive his base pay and annual bonus for two years after his resignation and Mr. Alston and Mr. Knipp will receive their base salary for two years after their resignations. The Employment Agreements also generally provide for the continuation of certain employee benefits.

  Each of the Executive Officers has agreed pursuant to the Employment Agreements not to compete with National Processing in the United States and, in some cases, Mexico by not engaging in any capacity in any business that is competitive with, in the case of certain executives, any business of NPC and, in the case of the other certain executives, the business of National Processing for which such officer bears primary managerial responsibility. These non-competitive restrictions remain in effect for the period in which such executive is entitled to receive payments under the Employment Agreement following termination as generally described above.

  SEVERANCE AGREEMENTS. In order to assure itself of both present and future continuity of management in the event of a change in control, National Processing has entered into severance agreements (the "Severance Agreements") with certain of its senior executive officers and other key employees ("Executives"). The Severance Agreements become immediately operative upon a change in control.

  The Severance Agreements provide that following a change in control, such Executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. As of the date of this proxy, there are Severance Agreements with 20 key employees of National Processing and its subsidiaries.

  The severance compensation will be a lump sum payment in an amount equal to three times the sum (for Executives) and two times the sum (for other senior officers) of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (iv) any future payments to be made in accordance with any Employment Agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For three years (for Executives) and two years (for other senior officers) following termination, National Processing will arrange to provide the Executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with National Processing for the purpose of determining service credits and benefits under National Processing's various retirement benefit plans. Each Executive may waive one year of severance pay in exchange for being released from the non-competition restrictions contained in their respective Employment Agreements.

  National Processing has agreed to pay any and all legal fees incurred by the Executives in connection with the interpretation, enforcement, or defense of their rights under the Severance Agreements. The terms of the Severance Agreements run until the later of (i) the close of business on May 24, 1999 or
(ii) the expiration of the three-year period of severance benefit coverage. Beginning next year, the Severance Agreements will automatically be renewed for successive one-year terms unless National Processing or the Executive gives notice of intent to terminate before such renewal.

  Under the Severance Agreements, a change in control occurs upon either of the following events: (i) National Processing is merged, consolidated or reorganized into or with another person other than National City, a successor of National City or an affiliate of National City or (ii) National Processing sells or otherwise transfers all or substantially all of its assets to another corporation, or National Processing causes or permits the sale or transfer of all or substantially all of its assets or assets of any subsidiary that has assets equal to or greater than 80% of the total assets of National Processing as reported on a consolidated basis, and as a result of such sale or transfer less than 50% of the combined voting power of the then outstanding securities of such corporation is held by National City.

  Mr. Showalter also has a severance agreement with National City. The severance agreement was entered into upon the recommendation of National City's Compensation and Organization Committee and the form of the agreement was approved by National City's Board of Directors at its December 19, 1994 meeting. The agreement becomes immediately operative upon a change in control.

  The severance agreement provides that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, Mr. Showalter will be entitled to severance compensation. The severance agreement also provides that following a change in control, Mr. Showalter may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. His severance agreement also provides that in the event of a change in control, he may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

  The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide Mr. Showalter with employee benefits that are welfare benefits substantially similar to those which he was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City's various retirement benefit plans.

  National City has agreed to bear the expense of any and all legal fees incurred by Mr. Showalter associated with the interpretation, enforcement, or defense of his rights under the severance agreement.

NATIONAL PROCESSING SHAREHOLDER PROPOSALS

  Holders of National Processing Common who wish to make a proposal to be included in National Processing's Proxy Statement and Proxy for National Processing's 1998 Annual Meeting of Shareholders which, unless changed, is scheduled to be held on May 12, 1998, in Cleveland, Ohio must cause such proposal to be received by National Processing at its principal office not later than November 14, 1997. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of National Processing Common owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National Processing's 1998 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of shareholder proposals and the minimum stockholding requirement. All proposals must be made in compliance with National Processing's Amended Articles of Incorporation and Code of Regulations and must be a proper subject for action at National Processing's 1998 Annual Meeting of Shareholders.

TRANSACTIONS WITH MANAGEMENT

  One of National Processing's directors provided various legal services to National Processing and its subsidiaries in the ordinary course of business in 1996. Without exception, all services provided by the director were at market rates. Similar additional services may be provided in the ordinary course of business in the future.

VOTING

  A quorum is required for the transaction of business by shareholders at the meeting. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The selection of Ernst & Young LLP as independent auditors for 1997, requires the affirmative vote of the holders of a majority of the votes cast, whether in person or by proxy at the 1997 Annual Meeting. Abstentions are not counted for the purposes of determining the number of votes cast in person or by proxy at the meeting and will have no impact on the election of directors and selection of independent auditors. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of votes cast in person or by proxy at the meeting and will have no impact on the election of directors and the selection of independent auditors.

GENERAL

  The costs of solicitation of proxies will be borne by National Processing. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National Processing or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National Processing does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National Processing subsidiaries acting through their nominees or acting as a fiduciary.

  Management of National Processing is not aware of any matter which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                          By Order of the Board of Directors

                                          LOUIS C. PARKER, III
                                          Secretary
                                          March 31, 1997

                           NATIONAL PROCESSING, INC.

                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                         Annual Meeting of Shareholders
                                 to be held on
                                  May 13, 1997

               NATIONAL PROCESSING, INC.      PROXY SOLICITED ON BEHALF OF THE
                                           BOARD OF DIRECTORS FOR MAY 13, 1997
                                                      ANNUAL MEETING
              The undersigned shareholder of National Processing, Inc. hereby
P         appoints Thomas A. Richlovsky and Louis C. Parker, III and each of
R         them, with power of substitution, proxies for the undersigned to vote
O         all the shares of Common Stock of National Processing which the
X         undersigned is entitled to vote at the Annual Meeting of Shareholders
Y          of National Processing to be held on May 13, 1997 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:
          1. THE ELECTION OF DIRECTORS

               FOR all nominees listed below  [ ]       WITHHOLD AUTHORITY  [ ]
                 (except as otherwise marked below)    to vote for all nominees
                                                            listed below
                  J. R. Bell III, A. Gonzalez-Baz, P. B. Heller Jr. and R. G.
                                           Siefers.

               (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                             (Continued, and to be signed, on the reverse side.)

Proxy No.                (Continued from reverse side.)                Shares

         UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE SELECTION OF ERNST & YOUNG LLP.

                                                    Dated                 , 1997

                                                    ----------------------------

                                                    ----------------------------
                                                            (Sign here)

                                                    INSTRUCTIONS: Please sign
                                                    exactly as shown hereon.
                                                    When signing as a fiduciary
                                                    or on behalf of a
                                                    corporation, bank, trust
                                                    company, or other similar
                                                    entity, your title or
                                                    capacity should be shown.

                                PLEASE SIGN, DATE, AND RETURN YOUR PROXY
                                PROMPTLY IN THE ENCLOSED ENVELOPE TO STOCK
                                TRANSFER DEPT., (NPI), NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.